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                                                                  EXHIBIT (c)(9)
                          AGREEMENT AND PLAN OF MERGER
                         AMONG EARTHLINK NETWORK, INC.,
                             A DELAWARE CORPORATION
                                 DOLPHIN, INC.,
                          A DELAWARE CORPORATION, AND
                               DOLPHIN SUB, INC.,
                             A DELAWARE CORPORATION


     THIS AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 10, 1998 (THE "AGREEMENT") IS AMONG EARTHLINK NETWORK, INC., A DELAWARE CORPORATION ("EARTHLINK"), DOLPHIN, INC., A DELAWARE CORPORATION ("NEWCO"), AND DOLPHIN SUB INC., A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF DOLPHIN ("NEWCO SUB"). EARTHLINK AND NEWCO SUB ARE SOMETIMES REFERRED TO HEREIN AS THE "CONSTITUENT CORPORATIONS."

                                R E C I T A L S
                                ---------------

     A. EarthLink is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of sixty million (60,000,000) shares, fifty million (50,000,000) of which are designated as common stock, $.01 par value per share (the "EarthLink Common Stock"), and ten million (10,000,000) of which are designated as preferred stock, $.01 par value per share.

     B. Newco is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of seventy-five million (75,000,000) shares, fifty million (50,000,000) of which are designated as common stock, $.01 par value per share (the "Newco Common Stock"), and twenty-five million (25,000,000) of which are designated as preferred stock, $.01 par value per share (the "Newco Preferred Stock"). As of February 10, 1998, ten
(10) shares of Newco Common Stock were issued and outstanding (the "Newco Subscription Shares") and no shares of Newco Preferred Stock were issued and outstanding.

     C. Newco Sub is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of sixty million (60,000,000) shares, fifty million (50,000,000) of which are designated as common stock, $.01 par value per share (the "Newco Sub Common Stock"), and ten million (10,000,000) of which are designated as preferred stock, $.01 par value per share. As of February 10, 1998, ten (10) shares of Newco Sub Common Stock were issued and outstanding, all of which were held by Newco.

     D. The Boards of Directors of EarthLink and Newco Sub have determined that it is advisable and in the best interests of EarthLink and Newco Sub, respectively, that Newco Sub merge with and into EarthLink upon the terms and conditions herein provided.

     E. The Boards of Directors of each of EarthLink, Newco and Newco Sub have approved this Agreement and the transactions contemplated hereby and directed that this Agreement be executed by the respective undersigned officers of each of those corporations.

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     F.  The Boards of Directors of EarthLink and Newco Sub have directed that this Agreement be submitted to a vote of their respective stockholders with the recommendation that such stockholders approve the Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, EarthLink, Newco and Newco Sub hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I.  MERGER

     1.1  Merger.  In accordance with the provisions of this Agreement and the
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Delaware General Corporation Law, Newco Sub shall be merged with and into
EarthLink (the "Merger"), the separate existence of Newco Sub shall cease and EarthLink shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be EarthLink Operations, Inc. Upon the Effective Date of the Merger (as defined below), Newco shall file a change of name amendment to its Certificate of Incorporation, whereby it shall assume the name "EarthLink Network, Inc."

     1.2  Filing and Effectiveness.  The Merger shall become effective when the
          ------------------------
following actions shall have been completed:

     (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each of the Constituent Corporations in accordance with the requirements of the Delaware General Corporation Law; and

     (b) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Time of the Merger."

     1.3  Effect of the Merger.  Upon the Effective Time of the Merger, the
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separate existence of Newco Sub shall cease and EarthLink, as the Surviving
Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Time of the Merger,
(ii) shall be subject to all actions previously taken by its and Newco Sub's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Newco Sub in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Newco Sub in the same manner as if EarthLink had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law.

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                 II.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1  Certificate of Incorporation.  The Certificate of Incorporation of
          ----------------------------
Newco Sub as in effect immediately prior to the Effective Time of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law. The Certificate of Incorporation of Newco Sub is attached hereto as Appendix A.
                   -------- -

     2.2  Bylaws.  The Bylaws of Newco Sub as in effect immediately prior to the
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Effective Time of the Merger shall continue in full force and effect as the
Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law. The Bylaws of Newco Sub are attached hereto as Appendix B.
          -------- -

     2.3  Directors and Officers.  The directors and officers of EarthLink
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immediately prior to the Effective Time of the Merger shall be the directors and officers of each of Newco and the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation or the Bylaws of Newco or of the Surviving Corporation, respectively.

                      III.  MANNER OF CONVERSION OF STOCK

     3.1  Newco Sub Common Stock.  Upon the Effective Time of the Merger, the
          ----------------------
shares of Newco Sub Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for such number of fully paid and nonassessable shares of common stock of the Surviving Corporation as is equal to the number of shares of EarthLink Common Stock outstanding at the Effective Time of the Merger.

     3.2  EarthLink Common Stock.  Upon the Effective Time of the Merger, each
          ----------------------
share of EarthLink Common Stock issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Newco Common Stock.

     3.3  Newco Subscription Shares.  Upon the Effective Time of the Merger, the
          -------------------------
Newco Subscription Shares shall be canceled and thereafter held as treasury stock of Newco.

     3.4  EarthLink Options, Stock Purchase Rights and Convertible Securities.
          -------------------------------------------------------------------

     (a) Upon the Effective Time of the Merger, to the extent permitted by the terms of such instruments as in effect at the Effective Time of the Merger, Newco shall assume the obligations of EarthLink under any and all securities, warrants, calls, rights to purchase, rights of first refusal, securities convertible into or exchangeable for voting securities, commitments, agreements, arrangements or undertakings of any kind to which EarthLink is a party or by which it is bound obligating EarthLink to issue, deliver or sell or create, or

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cause to be issued, delivered or sold or created, additional shares of the capital stock of or other voting securities or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of EarthLink, or obligating EarthLink to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement, or undertaking (collectively, the "Dilutive Securities") on the same terms and conditions as were in effect immediately prior to the Merger; thereafter, each such Dilutive Security shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase or a security convertible into Newco Common Stock on the basis of one share of Newco Common Stock for each one share of EarthLink Common Stock issuable pursuant to any such Dilutive Security, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Dilutive Security at the Effective Time of the Merger.

     (b) A number of shares of Newco Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of EarthLink Common Stock so reserved immediately prior to the Effective Date of the Merger.

     (c) The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion (unless the holder was entitled to a fractional interest immediately prior to the Merger). In lieu thereof, any fractional share interests to which a holder of an assumed Right (other than an option issued pursuant to EarthLink's 1995 Stock Option Plan, as amended) would otherwise be entitled upon exercise or conversion shall be aggregated (but only with other similar Rights which have the same per share terms). To the extent that after such aggregation the holder would still be entitled to a fractional share with respect thereto upon exercise or conversion, the holder shall be entitled, upon the exercise or conversion of all such assumed Rights pursuant to their terms (as modified herein), to one full share of common stock in lieu of such fractional share. With respect to each class of such similar Rights, no holder will be entitled to more than one full share in lieu of a fractional share upon exercise or conversion.

     3.5  Stock Certificates.
          ------------------

          (a) Upon the Effective Time of the Merger, each outstanding certificate theretofor representing shares of EarthLink Common Stock shall be deemed for all purposes to represent the number of shares of Newco Common Stock into which such shares of EarthLink Common Stock were converted in the Merger. The registered owner of shares of EarthLink Common Stock on the books and records of EarthLink shall be entitled, as of the Effective Time of the Merger, to exercise any voting and other rights with respect to, and receive dividends and other distributions upon, the shares of Newco Common Stock represented by such outstanding certificate as provided above.

          (b) Upon the Effective Time of the Merger, Newco, the sole stockholder of Newco Sub, shall surrender the outstanding certificate representing shares of Newco Sub to the Surviving Corporation in exchange for a certificate or certificates representing the number of shares of common stock of the Surviving Corporation into which the surrendered shares were converted as herein provided. Such certificate for shares of common stock of the Surviving

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Corporation shall bear the same legends, if any, with respect to the restrictions on transferability as the certificate of Newco Sub so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

                                  IV.  GENERAL

     4.1  Assurances.  From time to time, as and when required by the parties
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hereto or by their successors or assigns, there shall be executed and delivered on behalf of the parties hereto such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by the parties hereto the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the parties hereto and otherwise to carry out the purposes of this Agreement, and the officers and directors of the parties hereto are fully authorized in the name and on behalf of such parties or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.2  Abandonment.  At any time before the Effective Time of the Merger,
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this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of any of EarthLink, Newco or Newco Sub, notwithstanding the approval of this Agreement by the stockholders of EarthLink or by the sole stockholder of Newco or Newco Sub.

     4.3  Amendment.  Subject to the Investment Agreement dated February 10,
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1998, by and among EarthLink, Newco, Newco Sub, Sprint Corporation and Sprint
Communications Company L.P., the Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not:
(i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or in conversion of all or any of the shares of any class or series thereof of either of the Constituent Corporations, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either of the Constituent Corporations.

     4.4  Registered Office.  The registered office of the Surviving Corporation
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in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801 and The
Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.5  Agreement.  Executed copies of this Agreement will be on file at the
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principal place of business of the Surviving Corporation at 3100 New York Drive,
Suite 201, Pasadena, California 91107, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

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     4.6  Governing Law.  This Agreement shall in all respects be construed,
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interpreted and enforced in accordance with and governed by the laws of the
State of Delaware.

     4.7  Counterparts.  In order to facilitate the filing and recording of this
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Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of EarthLink Network, Inc., a Delaware corporation, Dolphin, Inc., a Delaware corporation, Dolphin Sub, Inc., a Delaware corporation, and is hereby executed on behalf of each such corporations and attested by their respective officers thereunto duly authorized.


                                             EARTHLINK NETWORK, INC.
                                             a Delaware corporation


                                             By:_______________________________
                                                     Sky D. Dayton, Chairman

ATTEST:

___________________________
Kirsten Hansen, Secretary



                                             DOLPHIN, INC.
                                             a Delaware corporation


                                             By:_______________________________
                                                     Sky D. Dayton, Chairman

ATTEST:

_______________________________
Kirsten Hansen, Secretary



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

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                                             DOLPHIN SUB, INC.
                                             a Delaware corporation


                                             By:_______________________________
                                                     Sky D. Dayton, Chairman

ATTEST:

_______________________________
Kirsten Hansen, Secretary

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